UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

UAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 W. Wacker Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 997-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Restated Certificate of UAL Corporation (“UAL”), the United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (“ALPA-MEC”), the holder of the Class Pilot MEC Junior Preferred Stock, has the right to elect one member to the UAL Board of Directors (the “Board”). The current ALPA-MEC Master Chairman, Captain Stephen A. Wallach, has occupied the ALPA-MEC director position on the Board since January 2008.

Captain Wallach’s term as ALPA-MEC Master Chairman concludes on December 31, 2009, and ALPA-MEC has elected Captain Wendy J. Morse to serve as the new Master Chairman. On December 21, 2009, Captain Wallach also provided his resignation as the ALPA-MEC director of the Board, effective January 1, 2010. To fill the vacancy resulting from Captain Wallach’s departure, ALPA-MEC has elected Captain Morse as a new member of the Board, effective January 1, 2010. At this time, the Board has not designated the committees upon which Captain Morse will serve.

Captain Morse is not a party to any arrangement or understanding with any person pursuant to which she was appointed a director, nor is she a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Ricks P. Frazier
Name:	Ricks P. Frazier
Title:	General Counsel and Secretary (Interim)

Date: December 23, 2009